Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

                         Investor Contacts:           Press Contact:
                         Barry Erdos                  Samantha Kain
                         President and COO            Paul Wilmot Communications
                         Bluefly, Inc.                (212) 206-7447 ext. 25
                         (212) 944-8000 ext. 360      skain@greatpress.com
                         barry.erdos@bluefly.com

                   BLUEFLY REPORTS FIRST QUARTER 2008 RESULTS
                              14% Growth in Revenue

NEW YORK - May 7, 2008 - Bluefly, Inc. (NASDAQ SmallCap:BFLY), a leading online retailer of designer brands, fashion trends and superior value
(www.bluefly.com), today announced strong growth in revenue for the first quarter 2008.

Highlights for the first quarter included:
   o Revenue increased by approximately 14% to $25.2 million from $22.1 million in first quarter 2007;
   o Gross profit increased by approximately 7% to $8.9 million from $8.4 million in the first quarter of 2007;
   o Gross margin decreased by 250 basis points to 35.4% from 37.9% in first quarter 2007;
   o Operating loss decreased to $2.9 million compared to $3.2 million;
   o Average order size increased to $273.65 in 2008 compared to $269.21 in 2007;
   o Net loss decreased to $2.9 million from $3.1 million. Loss per share decreased to $0.22 per share from $0.24 per share (based on 13.3 million weighted average shares outstanding after preferred stock dividends in 2008 and 12.9 million weighted average shares outstanding after preferred stock dividends in 2007, both adjusted for the 1 for 10 reverse stock split).

"I am encouraged by the first quarter results, given the softness of the overall retail environment," said Melissa Payner, Bluefly's CEO. "Although we made the decision to be somewhat promotional in the early part of the first quarter, we were encouraged by the growth we saw in the margin once we launched our spring collection."

The company will host a conference call webcast to discuss its first quarter results today at 5:00 p.m. EDT. Investors can access the webcast at www.investor.bluefly.com.

                                                                    Exhibit 99.1

CONDENSED STATEMENTS OF OPERATIONS - UNAUDITED

                                                    Three Months Ended

                                                 March 31,         March 31,
                                                   2008              2007
                                               ------------      ------------
Net sales                                       $25,245,000       $22,108,000
Cost of sales                                    16,309,000        13,734,000
                                                -----------       -----------
  Gross profit                                    8,936,000         8,374,000
  Gross profit percentage                             35.4%             37.9%

Selling and fulfillment expenses                  5,069,000         4,399,000
Marketing expenses                                3,522,000         3,611,000
General and administrative expenses               3,247,000         3,586,000
                                                -----------       -----------

  Operating loss                                 (2,902,000)       (3,222,000)

Interest and other income                            36,000           195,000

Interest expense                                    (72,000)          (76,000)
                                                -----------       -----------

Net loss                                        $(2,938,000)      $(3,103,000)
                                                -----------       -----------

Preferred stock dividends                           (11,000)          (11,000)

Net loss available to common shareholders       $(2,949,000)      $(3,114,000)
                                                -----------       -----------

Basic and diluted net loss per share
      (after preferred stock dividends)              $(0.22)           $(0.24)
                                                -----------       -----------

Weighted average shares outstanding              13,251,101        12,962,949
                                                ===========       ===========

                                      -more-

                                                                    Exhibit 99.1

SELECTED BALANCE SHEET DATA & KEY METRICS-UNAUDITED

                                                 March 31,       December 31,
                                                   2008             2007
                                               ------------      ------------
Cash                                             $5,514,000        $6,730,000
Inventories, net                                 26,680,000        28,492,000
Prepaid Inventory                                   140,000           294,000
Other Current Assets                              4,693,000         3,295,000
Property & Equipment, net                         6,236,000         6,019,000
Current Liabilities                              18,389,000        17,922,000
Shareholders' Equity                             25,049,000        27,037,000

                                               Three Months      Three Months
                                                   Ended             Ended
                                                 March 31,         March 31,
                                                   2008              2007
                                               ------------      ------------
Average Order Size (including shipping &
   handling revenue)                                $273.65           $269.21
Customers Added During Period                        56,855            49,385

                                     -more-

                                                                    Exhibit 99.1

CONDENSED STATEMENTS OF CASH FLOWS

                                                                              (Unaudited)

                                                                    Three Months         Three Months
                                                                       Ended                 Ended
                                                                   March 31, 2008       March 31, 2007
                                                                   --------------       --------------
Cash flows from operating activities:
  Net Loss from operations                                          $(2,938,000)          $(3,103,000)
  Adjustments to reconcile loss from operations
    to net cash used in operating activities:
      Depreciation and amortization                                     409,000               423,000
      Warrant issued to related party shareholder                       173,000                    --
      Provisions for returns                                            761,000              (663,000)
      Allowance for doubtful accounts                                   166,000               155,000
      Stock options expense                                             799,000             1,721,000
      Reserve for inventory obsolescence                                     --               302,000
      Changes in operating assets and liabilities:
        (Increase) decrease in:
          Inventories                                                 1,812,000            (2,246,000)
          Accounts receivable                                        (1,316,000)           (1,060,000)
          Prepaid expenses                                              130,000              (387,000)
          Other current assets                                         (246,000)              (93,000)
          Other assets                                                  (35,000)                   --
        (Decrease) increase in:
          Accounts payable                                             (281,000)              509,000
          Accrued expenses and other current liabilities                238,000              (224,000)
          Deferred revenue                                             (256,000)             (250,000)
                                                                    -----------           -----------
          Net cash used in operating activities                        (584,000)           (4,916,000)

Cash flows from investing activities:
  Purchase of property and equipment                                   (610,000)             (850,000)
                                                                    -----------           -----------
          Net cash used in investing activities                        (610,000)             (850,000)
                                                                    -----------           -----------
Cash flows from financing activities:
  Employee taxes settled with stock                                     (22,000)             (160,000)
  Net proceeds from exercise of stock options                                --                 6,000
  Payment of capital lease obligation                                        --               (14,000)
                                                                    -----------           -----------
          Net cash (used in) provided by financing activities           (22,000)             (168,000)
                                                                    -----------           -----------
Net increase (decrease) in cash and cash equivalents                 (1,216,000)           (5,934,000)

Cash and cash equivalents - beginning of period                       6,730,000            20,188,000
                                                                    -----------           -----------
          Cash and cash equivalents - end of period                 $ 5,514,000           $14,254,000
                                                                    ===========           ===========